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EXHIBIT 10.6

 Agreement of High Tech regarding 18 month period to rescind certain purchases


                            CONFIRMATION OF AGREEMENT

         When High Tech Travel Services Corporation sold shares of its common stock to various United States persons during the period from October 1, 1999 to March 31, 2000, it promised some of those persons that they would have the right, for an eighteen month period from their respective date of purchase of their shares, to ask for a return of their investments in exchange for their shares. We hereby extend that offer to all of the U.S. persons who purchased shares during that period and who will be receiving a rescission offer with respect to their purchases. This written statement is intended to confirm our oral agreement and is intended to be for the benefit of and may be relied on by each of the U.S. persons who purchased shares of our common stock during the period October 1, 1999 to 2000 and who are receiving our rescission offer.

Dated     July 2, 2001


                                           High Tech Travel Services Corporation

                                           /s/ Benjamin Callari
                                           -----------------------
                                           By: Benjamin Callari, Pres